UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 17, 2010

Atlas Air Worldwide Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-25732	13-4146982
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2000 Westchester Avenue, Purchase, New York		10577
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-701-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The Board of Directors of Atlas Air Worldwide Holdings, Inc. ("AAWW" or the "Company") has approved an amendment (the "Amendment") to the Company’s stockholder rights plan, as set forth in the Rights Agreement, dated as of May 26, 2009, between the Company and Mellon Investor Services LLC, as Rights Agent (the "Rights Agreement"), providing for a change in the Expiration Date of the Rights Agreement from May 25, 2012 to the close of business (5:00 p.m. Eastern time) on May 17, 2010, effectively terminating the Rights Agreement as of such time and date.

The rights plan was adopted in May 2009, during a period of turmoil in the country’s equity markets and at a time when the Company had just completed a secondary offering for one of its largest stockholders, which was in the initial phase of liquidating an almost 40% position in AAWW. The plan enhanced the ability of the Company to protect the interests of AAWW stockholders in a market environment unrelated to the Company’s performance, strong balance sheet and substantial cash position, and future prospects. It was designed to encourage the fair treatment of AAWW stockholders in connection with any attempts to acquire AAWW on opportunistic terms or through opportunistic tactics that could deny all stockholders the opportunity to realize the full value of their investment.

In view of the normalization of the equity markets and stability and orderly trading in the Company’s stock, the Board has determined that it is not necessary to maintain the rights plan. The decision to terminate the rights plan was not made in connection with any pending business transaction.

Pursuant to the terms of the Rights Agreement, each share of the Company’s common stock, $0.01 par value per share, has one "Right" attached to it that entitles the holder to purchase the Company’s common stock under the circumstances specified in the Rights Agreement. As a result of the action by the Board of Directors, after 5:00 p.m.(Eastern time) on May 17, 2010, no unredeemed Rights will be outstanding or exercisable.

The foregoing summary is qualified in its entirety by reference to Amendment No. 1 to the Rights Agreement, which is attached hereto as Exhibit 4 and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 1.02.

Item 3.03 Material Modifications to Rights of Security Holders.

Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 3.03.

Item 8.01 Other Events.

On May 17, 2010, the Company issued a press release announcing the approval of the Amendment and the termination of the Company’s stockholders rights plan. A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4 Amendment No. 1 to Rights Agreement, dated as of May 17, 2010, between Atlas Air Worldwide Holdings, Inc. and Mellon Investor Services LLC, as Rights Agent.

99 Press Release issued by Atlas Air Worldwide Holdings, Inc. dated May 17, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Air Worldwide Holdings, Inc.

May 17, 2010	By:	/s/ Adam R. Kokas

Name: Adam R. Kokas
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

4	Amendment No. 1 to Rights Agreement, dated as of May 17, 2010, between Atlas Air Worldwide Holdings, Inc. and Mellon Investor Services LLC, as Rights Agent
99	Press Release issued by Atlas Air Worldwide Holdings, Inc. dated May 17, 2010